UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 16, 2019

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda
(Address of principal executive offices and zip code)
(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	MHLD	NASDAQ Global Select Market
Series A Preference Shares, par value $0.01 per share	MH.PA	New York Stock Exchange, Inc.
Series C Preference Shares, par value $0.01 per share	MH.PC	New York Stock Exchange, Inc.
Series D Preference Shares, par value $0.01 per share	MH.PD	New York Stock Exchange, Inc.

Item 8.01	Other Events.

On October 16, 2019, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing the Company’s recently completed filings to (i) redomesticate its subsidiary Maiden Reinsurance Ltd. from Bermuda to Vermont, United States and (ii) transfer the Company’s listing of its common shares from The NASDAQ Global Select Market to The NASDAQ Capital Market, which press release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Exhibits

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of the Company, dated October 16, 2019, issued by Maiden Holdings, Ltd.

A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.1.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 16, 2019	MAIDEN HOLDINGS, LTD.

		By:	/s/ Denis M. Butkovic
Denis M. Butkovic
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated October 16, 2019

Exhibit 99.1

PRESS RELEASE

MAIDEN HOLDINGS REPORTS FILINGS MADE TO
RE-DOMESTICATE MAIDEN REINSURANCE LTD. TO STATE OF VERMONT
AND UPDATES NASDAQ LISTING STATUS

PEMBROKE, Bermuda--(BUSINESS WIRE) - October 16, 2019 - Maiden Holdings, Ltd. (NASDAQ:MHLD, “Maiden” or the “Company”) today reported that its principal operating subsidiary, Maiden Reinsurance Ltd. (“Maiden Bermuda”) had submitted the necessary filings to re-domesticate from Bermuda to the State of Vermont in the United States. While the Company is presently targeting a completion of the re-domestication process on or about January 1, 2020, both the licensing in Vermont and the discontinuation process in Bermuda are subject to approval by those respective regulators.
The Company has determined that re-domesticating the Company to Vermont will enable the Company to better align its operations, capital and resources with the Company’s liabilities, which originate mostly in the United States, resulting in a more efficient structure.
The proposed re-domestication, in combination with an extended series of actions previously taken and done in close consultation with the Bermuda Monetary Authority to de-risk the Company’s balance sheet, will continue to strengthen the Company’s capital position and solvency ratios.
The Company also announced that it has applied to transfer the Company’s listing of its common shares from The NASDAQ Global Select Market to The NASDAQ Capital Market. The NASDAQ Capital Market is a continuous trading market that operates in substantially the same manner as The NASDAQ Global Select Market and listed companies must meet certain financial requirements and comply with The NASDAQ Stock Market LLC’s (“NASDAQ”) corporate governance requirements. The Company’s common shares will continue to trade under the symbol “MHLD” and will continue to trade on the NASDAQ Global Select Market during NASDAQ’s review of the application to transfer.
As previously reported on a Current Report on Form 8-K filed with The Securities and Exchange Commission on April 19, 2019, the Company received a letter from NASDAQ informing the Company that the Company did not meet the requirement to maintain a minimum bid price of $1.00 per share for 30 consecutive business days. After consultation with NASDAQ, the Company has applied to transfer the listing of its common shares from The NASDAQ Global Select Market to The NASDAQ Capital Market.
About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.
Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 as updated in periodic filings with the SEC. However these factors should not be construed as exhaustive. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACT:

Sard Verbinnen & Co.

Maiden-SVC@sardverb.com